As filed with the Securities and Exchange Commission on February 12, 2026
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ZoomInfo Technologies Inc.
(Exact name of registrant as specified in its charter)

Delaware	87-3037521
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
330 W Columbia Way, Floor 8
Vancouver, Washington 98660
(Address of Principal Executive Offices) (Zip Code)
ZoomInfo Technologies Inc. 2020 Omnibus Incentive Plan
(Full title of the Plan)
Ashley McGrane
General Counsel and Corporate Secretary
ZoomInfo Technologies Inc.
330 W Columbia Way, Floor 8
Vancouver, Washington 98660
Telephone: (800) 914-1220
(Name and address and telephone number, including area code, of agent for service)

With copies to:
Jay H. Knight
Taylor K. Wirth
Barnes & Thornburg LLP
1600 West End Avenue, Suite 800
Nashville, TN 37203-3494
(615) 621-6100

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

Explanatory Note

This Registration Statement on Form S-8 is being filed to register an additional 15,347,381 shares of common stock, par value $0.01 (the “common stock”), under the 2020 Omnibus Incentive Plan, as amended (the “Plan”) of ZoomInfo Technologies Inc. (the “Registrant”) as a result of a provision in the Plan providing that the total number of shares of common stock reserved for issuance under the Plan will automatically increase on the first day of each fiscal year, beginning in 2021, in an amount equal to the positive difference between (x) 5% of the outstanding shares of the Registrant’s common stock on the last day of the immediately preceding fiscal year, and (y) the Plan Share Reserve (as defined in the Plan), or by any lesser number as determined by the board of directors (the “Board”) of the Registrant.

The Registrant previously registered shares of common stock under the Plan under (i) a Registration Statement on Form S-8 (File No. 333-238917), filed with the Securities and Exchange Commission (the “Commission”) on June 3, 2020 and amended on November 1, 2021; (ii) a Registration Statement on Form S-8 (File No. 333-269832), filed with the Commission on February 16, 2023; (iii) a Registration Statement on Form S-8 (File No. 333-277121), filed with the Commission on February 16, 2024 and (iv) a Registration Statement on Form S-8 (File No. 333-285237), filed with the Commission on February 25, 2025 (together, the “Prior Plan Registration Statements”). The contents of the Prior Plan Registration Statements, including periodic reports filed after the Prior Plan Registration Statements to maintain current information about the Registrant, are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8, except to the extent supplemented, amended, or superseded by the information set forth herein.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3.    Incorporation of Documents by Reference.
The following documents filed with the Commission by the Registrant are hereby incorporated herein by reference:
(a)the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2025 filed with the Commission on February 12, 2026 (the “Annual Report”) pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);
(b)all other reports filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act (other than the reports, or portions thereof, deemed to have been furnished and not filed with the Commission) since the end of the fiscal year covered by the Annual Report referred to in (a) above; and
(c)the description of the Registrant’s common stock under Section 12 of the Exchange Act contained in the Registrant’s Registration Statement on Form 8-A/A (File No. 001-39310) filed with the Commission on May 23, 2022, which updates the description of the Registrant’s common stock contained in the Registrant’s Registration Statement on Form 8-A filed with the Commission on June 4, 2020, including all other amendments and reports filed for the purpose of updating such description.
All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 8.     Exhibits.
The following exhibits are filed as part of this Registration Statement:

Exhibit Number	Description of Document

4.1
Second Amended and Restated Certificate of Incorporation of ZoomInfo Technologies Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-39310) filed with the Securities and Exchange Commission on May 19, 2022).

4.2
Amended and Restated Bylaws of ZoomInfo Technologies Inc. (incorporated by reference to Exhibit 3.2 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-39310) filed with the Securities and Exchange Commission on October 30, 2023).

4.3
ZoomInfo Technologies Inc. 2020 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.7 to the Registrant’s Current Report on Form 8-K (File No. 001-39310) filed with the Securities and Exchange Commission on June 8, 2020).

5.1*	Opinion of Barnes & Thornburg LLP.

23.1*	Consent of KPMG LLP.

23.2*	Consent of Barnes & Thornburg LLP (included as part of Exhibit 5.1).

24.1*	Powers of Attorney (included in the signature pages to this Registration Statement).

107*	Filing Fee Table.
__________________
*    Filed herewith

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, State of Washington, on the 12th day of February, 2026.

ZOOMINFO TECHNOLOGIES INC.

By:	/s/ Henry Schuck
Name:	Henry Schuck
Title:	Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Henry Schuck, M. Graham O'Brien, Ashley McGrane, and Meredith Weisshaar, and each of them, any of whom may act without joinder of the other, the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the State of Delaware and applicable federal securities laws.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and powers of attorney have been signed by the following persons in the capacities indicated on the 12th day of February, 2026.

Signature	Title	Date

/s/ Henry Schuck	Chief Executive Officer and Chairman of the Board of Directors (principal executive officer)	February 12, 2026
Henry Schuck

/s/ Keith Enright	Director	February 12, 2026
Keith Enright

/s/ Ashley Evans	Director	February 12, 2026
Ashley Evans

/s/ Robert Giglio	Director	February 12, 2026
Robert Giglio

/s/ Alison Gleeson	Director	February 12, 2026
Alison Gleeson

/s/ Mark Mader	Director	February 12, 2026
Mark Mader

/s/ Domenic Maida	Director	February 12, 2026
Domenic Maida

/s/ Katie Rooney	Director	February 12, 2026
Katie Rooney

/s/ D. Randall Winn	Director	February 12, 2026
D. Randall Winn

/s/ Owen Wurzbacher	Director	February 12, 2026
Owen Wurzbacher

/s/ M. Graham O’Brien	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	February 12, 2026
M. Graham O’Brien